Exhibit 23.3

Glast, Phillips & Murray, P.C.
815 Walker Street, Suite 1250
Houston, Texas 77002
(713) 237-3135

July 30, 2003

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:          ARS Networks, Incorporated - Form S-8

Gentlemen:

            I have acted as counsel to ARS Networks, Incorporated, a New Hampshire corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 50,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan No. 2 for the Year 2003, as well as the registration of 10,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan No. 2 for the Year 2003 .  I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Very truly yours,
/s/ Norman T. Reynolds
Norman T. Reynolds